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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the November 7, 1997 Amendment No. 1 to Registration Statement on Form S-3 of our report, dated January 31, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries restated for the combination of Central and Southern Holding Company accounted for as a pooling of interests, contained in the Current Report on Form 8-K/A dated November 4, 1997, and to the reference to our Firm under the caption "Experts."

                                          MAULDIN & JENKINS, LLC

                                          /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
November 7, 1997